          Schedule I- Financial Information of Registrant
                       TFC Enterprises, Inc.

Balance Sheets

                                                                       December 31
(in thousands)                                                   1999               1998
                                                                 ----               ----
Assets
Investment in subsidiaries                                     $ 11,068           $  3,159
Intangible assets, net                                            9,887             10,978
Due from subsidiaries                                            22,806             23,796
Other assets                                                         86                106
                                                               --------           --------
  Total assets                                                 $ 43,847           $ 38,039
                                                               ========           ========

Liabilities and shareholders' equity
Liabilities:
Income taxes payable                                           $  1,542           $  1,948
Accounts payable and accrued expenses                               122                140
Deferred income taxes                                               354                669
                                                               --------           --------
  Total liabilities                                               2,018              2,757

Shareholders' equity:
Preferred stock, $.01 per value, 1,000,000 shares                    --                 --
  authorized; none outstanding
Common stock, $.01 par value, 40,000,000 shares                      50                 50
  authorized and 11,430,482 and 11,404,882 outstanding in
  1999 and 1998, respectively
Additional paid-in capital                                       56,080             56,020
Retained deficit                                                (14,301)           (20,788)
                                                               --------           --------
  Total shareholders' equity                                     41,829             35,282
                                                               --------           --------
  Total liabilities and shareholders' equity                   $ 43,847           $ 38,039
                                                               ========           ========

                Schedule I- Financial Information of Registrant
                             TFC Enterprises, Inc.

Statements of Operations

                                                                                Years ended December 31
                                                                  -------------------------------------------------
 (in thousands)                                                    1999                1998                1997
                                                                   ----                ----                ----
Net interest revenue:
  Interest revenue                                                $   --              $   --              $  346
  Interest expense                                                    --                  --                  --
                                                                  ------              ------              ------
Net interest revenue                                                  --                  --                 346


Other revenue:
  Equity in net income
    of subsidiaries                                                7,909               5,069               1,945
                                                                  ------              ------              ------
Total other revenue                                                7,909               5,069               1,945

Operating expenses:
  Amortization of intangible assets                                1,091               1,092               1,091
  Other                                                              694                 334                 143
                                                                  ------              ------              ------
Total operating expense                                            1,785               1,426               1,234

Income before income taxes                                         6,124               3,643               1,057
(Benefit from) provision for income taxes                           (363)               (382)                350
                                                                  ------              ------              ------
Net income                                                        $6,487              $4,025              $  707
                                                                  ======              ======              ======

                Schedule I- Financial Information of Registrant
                             TFC Enterprises, Inc.


Statements of Cash Flows


                                                                                       Years ended December 31
                                                                                       -----------------------
(in thousands)                                                                 1999             1998            1997
                                                                               ----             ----            ----
Operating activities
Net income                                                                  $  6,487        $   4,025         $   707
Adjustments to reconcile net income to net cash used in operating activities:
    Equity in net (income) of subsidiaries                                    (7,909)          (5,069)         (1,945)
    Amortization of intangible assets                                          1,091            1,092           1,091
    (Benefit from) provision for deferred income taxes                          (315)            (255)             22
    Changes in operating assets and liabilities:
       Decrease in other assets                                                   20               42              17
       (Increase) decrease  in due from subsidiaries                             990              512           3,353
       (Increase) decrease in accounts payable and accrued
        expenses                                                                 (18)             109            (172)
       Increase (decrease) in income taxes payable                              (406)            (633)         (3,073)
                                                                             -------          -------         -------
Net cash used in operating activities                                            (60)            (177)              -

Financing activities
Proceeds from stock options exercised                                             60              177               -
                                                                             -------          -------         -------
Net cash provided by financing activities                                         60              177               -


Increase (decrease) in cash                                                        -                -               -
Cash at beginning of year                                                          -                -               -
                                                                             -------          -------         -------
Cash at end of year                                                          $     -          $     -         $     -
                                                                             =======          =======         =======

Supplemental disclosures:
Income taxes paid
                                                                             $   587          $      -        $     -
Noncash transactions:
Issuance of stock warrants
                                                                             $     -          $      -        $   511